FIFTEENTH AMENDMENT TO THE

AMENDED AND RESTATED FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIFTEENTH AMENDMENT effective as of the last date on the signature block, to the Amended and Restated Fund Administration Servicing Agreement dated as of June 30, 2019, as amended (the “Agreement”), is entered into by and between THE RBB FUND, INC., a Maryland corporation (the “Company”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to amend Exhibit A of the Agreement, the funds list of the Company, to add the following funds:

-	SGI Enhanced Nasdaq-100 ETF

WHEREAS, Section 11 of the Agreement provides that the Agreement may be amended by agreement executed by both parties and authorized or approved by the Board of Directors of the Company.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

THE RBB FUND, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ James G. Shaw	By:	/s/ Gregory Farley
Name:	James G. Shaw	Name:	Gregory Farley
Title:	CFO/COO & Secretary	Title:	Sr. Vice President
Date:	6/10/2024	Date:	June 12, 2024

Exhibit A
The Separate Mutual Fund Series and ETF Series of
The RBB Fund, Inc. and Certain Related Entities

Abbey Capital Futures Strategy Fund
Abbey Capital Master Offshore Fund Limited
Abbey Capital Multi Asset Fund
Abbey Capital Offshore Fund SPC
Abbey Capital Onshore Series LLC
ACMAF Master Offshore Limited
ACMAF Offshore SPC
ACMAF Onshore Series LLC
Adara Smaller Companies Fund
Aquarius International Fund
Boston Partners All-Cap Value Fund
Boston Partners Emerging Markets Dynamic Equity Fund
Boston Partners Emerging Markets Fund
Boston Partners Emerging Markets Long/Short Offshore Fund Ltd.
Boston Partners Global Equity Fund
Boston Partners Global Long/Short Fund
Boston Partners Global Sustainability Fund
Boston Partners Long/Short Equity Fund
Boston Partners Long/Short Research Fund
Boston Partners Small Cap Value Fund II
Campbell Systematic Macro Fund
Campbell Systematic Macro Offshore Limited
F/m 10-Year Investment Grade Corporate Bond ETF
F/m 9-18 Month Investment Grade Corporate Bond ETF
F/m 15+ Year Investment Grade Corporate Bond ETF
F/m 20-Year Investment Grade Corporate Bond ETF
F/m 2-Year Investment Grade Corporate Bond ETF
F/m 30-Year Investment Grade Corporate Bond ETF
F/m 3-Year Investment Grade Corporate Bond ETF
F/m 5-Year Investment Grade Corporate Bond ETF
F/m 6-Month Investment Grade Corporate Bond ETF
F/m 7-Year Investment Grade Corporate Bond ETF
F/m Opportunistic Income ETF
F/m Investments Large Cap Focused Fund
Free Market Fixed Income Fund
Free Market International Equity Fund
Free Market US Equity Fund
Matson Money Fixed Income VI Portfolio
Matson Money International Equity VI Portfolio
Matson Money U.S. Equity VI Portfolio
Motley Fool 100 Index ETF
Motley Fool Capital Efficiency 100 Index ETF
Motley Fool Global Opportunities ETF
Motley Fool Mid-Cap Growth ETF
Motley Fool Next Index ETF
Motley Fool Small-Cap Growth ETF

Oakhurst Fixed Income Fund
Oakhurst Short Duration Bond Fund
Oakhurst Short Duration High Yield Credit Fund
Optima Strategic Credit Fund
SGI Dynamic Tactical ETF
SGI Enhanced Core ETF
SGI Enhanced Global Income ETF
SGI Enhanced Nasdaq-100 ETF
SGI Global Equity Fund
SGI Peak Growth Fund
SGI Prudent Growth Fund
SGI Small Cap Core Fund
SGI U.S. Large Cap Core ETF
SGI U.S. Large Cap Equity Fund
SGI U.S. Large Cap Equity VI Portfolio
US Treasury 3 Month Bill ETF
US Treasury 6 Month Bill ETF
US Treasury 12 Month Bill ETF
US Treasury 20 Year Bond ETF
US Treasury 30 Year Bond ETF
US Treasury 2 Year Note ETF
US Treasury 3 Year Note ETF
US Treasury 5 Year Note ETF
US Treasury 7 Year Note ETF
US Treasury 10 Year Note ETF
WPG Partners Select Hedged Fund
WPG Partners Select Small Cap Value Fund
WPG Partners Small Cap Value Diversified Fund